As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-132364

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CurrencySharesSM Swiss Franc Trust

Sponsored by Rydex Specialized Products LLC,
d/b/a Rydex Investments
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

6189
(Primary Standard Industrial Classification Code Number)

20-4686336
(I.R.S. Employer Identification No.)

9601 Blackwell Road
Suite 500
Rockville, Maryland 20850
Phone: (301) 296-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Carl G. Verboncoeur
CEO and Treasurer
Rydex Investments
9601 Blackwell Road
Suite 500
Rockville, Maryland 20850
Phone: (301) 296-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George T. Simon, Esq. Foley & Lardner LLP 321 N. Clark Street Suite 2800 Chicago, IL 60610-4764 Phone: (312) 832-4500 Fax: (312) 832-4700	Patrick Daugherty, Esq. Foley & Lardner LLP One Detroit Center 500 Woodward Ave, Suite 2700 Detroit, MI 48226-3489 Phone: (313) 234-7100 Fax: (313) 234-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Swiss Franc Shares	150,000 Shares	$82.27	$12,340,601	$1,320.44

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The initial Shares will each represent 100 Swiss Francs per Share and will be issued at a per Share price equal to one (1) divided by the Federal Reserve Bank of New York’s Noon Buying Rate, or exchange rate of Swiss Francs per U.S. Dollar, multiplied by 100. The exchange rate used to calculate the fee is the Noon Buying Rate of 1.2155 Swiss Francs per U.S. Dollar on June 6, 2006.

(2) A registration fee in the amount of $1,219.16 was previously paid to the Commission in connection with the registrant’s initial filing of this registration statement on March 17, 2006. This amount has been credited against the registration fee shown in the table as permitted by Rule 457(a). Accordingly, the registrant is paying $101.28 with this filing.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 8, 2006.

CURRENCYSHARES SWISS FRANC TRUST
By: Rydex Specialized Products LLC Sponsor of the CurrencyShares Swiss Franc Trust
By: /s/Carl G. Verboncoeur Carl G. Verboncoeur CEO and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Carl G. Verboncoeur	Director, CEO and Treasurer (principal executive officer)	June 8, 2006

Carl G. Verboncoeur

*	Director and CFO (principal financial officer and principal accounting officer)	June 8, 2006

Nick Bonos

*	Director and Secretary	June 8, 2006

Michael Byrum

*By:   /s/ Carl G. Verboncoeur
          Carl G. Verboncoeur
          Attorney-in-Fact

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Exhibit Index

Exhibit Number	Description
3.1	Certificate of Formation of Rydex Specialized Products LLC
3.2	Limited Liability Company Agreement of Rydex Specialized Products LLC
4.1	Form of Depositary Trust Agreement
4.2	Form of Participant Agreement
5.1	Opinion of Foley & Lardner LLP as to legality**
8.1	Opinion of Foley & Lardner LLP as to tax matters**
10.1	Form of Deposit Account Agreement
10.2	Sublicense Agreement
23.1	Consent of Independent Registered Public Accounting Firm**
23.2	Consents of Foley & Lardner LLP (included in Exhibits 5.1 and 8.1)**
24.1	Power of Attorney (included on the signature page to this registration statement)*

*	Previously filed.

**	To be filed by amendment.

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